EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”) is made to be effective as of September 15, 2009, by and between COPsync, Inc., a Delaware corporation (the “Company”), and Randy Comer, an individual (“Employee”).

WHEREAS, Employee currently serves as the Vice President of Sales and Marketing of the Company, and the Company desires to continue to have access to the services of Employee, and Employee desires to continue to provide services to the Company, as an employee of the Company, in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

1.           Employment.  Effective on the Effective Date (as defined in Section 2) and subject to the terms and conditions of this Agreement, the Company agrees to employ Employee as the Company’s Vice President of Sales and Marketing, and Employee agrees to perform the duties associated with that position diligently and to the reasonable satisfaction of the Company.  From the Effective Date until termination of this Agreement, Employee will devote Employee’s full business time, attention and energies to the business of the Company. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investments, trade association or charitable activities, including serving as a board member or committee member to trade associations or charities that do not conflict with the business and affairs of the Company or interfere with Employee's performance of his duties hereunder.  Employee’s principal place of employment will be Canyon Lake, Texas; provided, however, that Employee will travel to the extent reasonably necessary for Employee to perform his duties as Vice president of Sales and Marketing of the Company.  Employee will report to the Chief Executive Officer of the Company.

2.           Term and Termination.  Employee will be employed under this Agreement for an initial term (the “Initial Term”), beginning on the date of this Agreement (the “Effective Date”) and ending on October 12, 2014.  This Agreement will renew for successive one year periods after the completion of the Initial Term, unless either party gives prior written notice to the contrary to the other party no less than 30 days prior to the end of the Initial Term or renewal period, as the case may be.  This Agreement may be sooner terminated by either party in accordance with Section 3 of this Agreement.

3.           Termination Benefits.  If prior to the end of the Initial Term or any renewal period, as the case may be, (i) Employee is terminated by reason of his death or Disability (as defined below), (ii) Employee voluntarily terminates his employment, or (iii) the Company terminates Employee for Cause (as hereinafter defined), all future compensation to which Employee is otherwise entitled and all future benefits for which Employee is eligible will cease and terminate as of the date of termination.  Employee, or his estate in the case of Employee’s death, will be entitled to pro rata base salary through the date of such termination and will be entitled to any individual bonuses or individual incentive compensation not yet paid but due under the Company’s plans, but will not be entitled to any other payments by or on behalf of the Company except for those which may be payable pursuant to the terms of the

Company's employee benefit plans.  If prior to the end of the Initial Term or any renewal period, as the case may be, the Company terminates Employee other than for Cause, then the Company will be obligated to (i) pay Employee in a lump sum, within sixty (60) days after such event, any accrued and unpaid vacation plus $110,000 and (ii) provide Employee with medical and dental insurance coverage for six months after such termination.  If prior to the end of the Initial Term or any renewal period, as the case may be, the Company terminates Employee, other than for Cause, after a Change in Control (as defined below) then the Company will be obligated to pay Employee in a lump sum, within sixty (60) days after such event, any accrued and unpaid vacation plus $220,000.  As used in this Agreement: (i) termination for “Cause” means any termination of Employee for (a) the commission of an act of fraud or embezzlement against the Company, (b) the conviction of, or a plea of “guilty” or “no contest” to, a Class B or Class A misdemeanor or a felony under the laws of the United States or any state, (c) consistent willful misconduct or gross negligence in performing Employee’s duties hereunder, (d) a material breach of any of the terms of this Agreement or any other agreement between the Company and Employee relating to Employee’s employment, if such breach causes material harm to the Company, after written notice of such breach and reasonable opportunity to cure, if curable, or (e) a violation by Employee of any code of conduct or code of ethics that may be adopted by the Company, if such termination is imposed by the Company in a manner that is consistent with the provisions of such code of conduct or code of ethics; (ii) “Disability” means the continuous and uninterrupted inability to perform the Employee’s duties on behalf of the Company, by reason of accident, illness, or disease; and (iv) a “Change in Control” has the meaning ascribed to such term in the Company’s 2009 Long-Term Incentive Plan (the “Plan”).

Notwithstanding the foregoing provisions of this Section 3, in the event Termination Benefits under this Agreement are subject to Section 409A of the Internal Revenue Code of 1968, as amended (the “Code”), then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Termination Benefits shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

4.           Compensation for Past Services.  On or about October 12, 2009, the Company will pay employee the following as full compensation for services provided by Employee for the period from April 15, 2009 through the Effective Date: (i) $20,000 in cash and (ii) 551,270 fully vested shares of Restricted Stock, as defined in the Plan.  Employee acknowledges that, as an executive officer of the Company, the shares of Restricted Stock received under this Agreement will be subject to limitations imposed on affiliates of the Company under Rule 144 promulgated under the Securities Act of 1933, as amended.

5.           Compensation.  Beginning on the Effective Date and continuing thereafter during the term of Employee’s employment, the Company will pay Employee a base salary of not less than $220,000 per year, payable biweekly or semi-monthly in accordance with the payroll practices of the Company in effect from time to time.  Such base salary may not be reduced without Employee’s consent and will be subject to review and potential upward adjustment periodically, but at least on an annual basis, in accordance with the compensation policies of the Company in effect from time to time.  During the term of this Agreement, Employee will also be eligible for discretionary incentive bonus payments and other incentives, including stock incentives, as may be determined by the Company’s Board of Directors, to be awarded in accordance with the compensation policies established by the Company from time to time.  From the Effective Date through the earlier to occur of (i) September 15, 2010, or (ii) the date on which the Company has reported net income, in accordance with generally accepted accounting principles, for two (2) consecutive quarters, as reported in its quarterly reports on Form 10-Q (or annual report on Form 10-K, if applicable) filed under the Securities Exchange Act of 1934, as amended, the Company will pay Employee his base salary as follows: (i) $150,000 per year in cash, and (ii) $70,000 per year in shares of Restricted Stock.  The shares of Restricted Stock will accumulate monthly, based upon the average trading price of the Company’s common stock during such month, and will be payable to Employee on the earlier to occur of (i) September 15, 2010, or (ii) the date on which the Company has reported net income, in accordance with generally accepted accounting principles, for two (2) consecutive quarters, as reported in its quarterly reports on Form 10-Q (or annual report on Form 10-K, if applicable) filed under the Securities Exchange Act of 1934, as amended.  All of Employee’s compensation under this Agreement will be subject to deduction and withholding authorized or required by applicable law.

6.           Grant of Restricted Stock.  On or about October 12, 2009, the Company will grant to Employee 750,000 shares of unvested Restricted Stock under the Plan, which shares will vest in twenty (20) equal quarterly installments of 37,500 shares each, beginning January 12, 2010, pursuant to the terms of the Plan.  Vesting of such shares of Restricted Stock will accelerate upon a Change in Control.

7.           Employee Benefits.  Beginning on the Effective Date and thereafter during the term of this Agreement, the Company will provide to Employee such fringe benefits, perquisites, vacation and other benefits that the Company generally provides to its executive employees, including two weeks of vacation.  The Company will reimburse Employee for reasonable out-of-pocket business expenses incurred by Employee and documented in accordance with the policies of the Company in effect from time to time.  The Company agrees that if Employee is made a party, is threatened to be made a party to, or is a non-party witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that Employee is or was a trustee, director, officer, fiduciary or employee of the Company or any affiliate of the Company or is or was serving at the request of the Company or any affiliate as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, Employee shall be indemnified to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all expenses incurred or suffered by Employee in connection therewith.  The Company will also enter into an indemnification agreement with Employee to the extent the Company enters into similar agreements with its other executive officers and directors.  If the Company maintains a directors’ and officers’ insurance policy, Employee shall be covered to the same extent as other employees.

8.           No Obligation to Third Party.  Employee represents and warrants that Employee is not under any obligation to any person or other third party and does not have any other interest that is inconsistent or in conflict with this Agreement, or which would prevent, limit, or impair Employee’s performance of any of the covenants hereunder or Employee’s duties as an employee of the Company.

9.           Confidentiality.  In consideration of the benefits provided for in this Agreement, Employee agrees not to, at any time, either during his employment or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement and keep in the strictest confidence any Confidential Information, except, (i) as may be necessary to the performance of Employee’s duties hereunder, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of Employee’s breach of any obligations hereunder, or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, Employee shall cooperate with the Company in attempting to keep such information confidential.  Upon the request of the Company, Employee agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information.  “Confidential Information,” as used in this Agreement, shall mean any and all secret, proprietary and confidential information concerning the business of the Company and its affiliates, including, without limitation, business and marketing plans, strategies, models, codes, client information (including client identity and contacts, client lists, client financial or personal information), business relationships (including persons, corporations or other entities performing services on behalf of or otherwise engaged in business transactions with the Company and its affiliates or their clients), accounts, financial data, know-how, computer software and related documentation, trade secrets, processes, policies and/or personnel, and any other information, data or the like that is labeled confidential or is treated as confidential by the Company.

10.            Non-Solicitation.  Employee acknowledges that by virtue of Employee’s position as Vice president of Sales and Marketing of the Company, and Employee’s employment hereunder, he will have advantageous familiarity with, and knowledge about, the Company and will be instrumental in establishing and maintaining the goodwill of the Company, which goodwill is the property of the Company.  Therefore, Employee agrees that during his employment and for a two (2) year period thereafter, Employee will not on behalf of himself or any other person or entity, solicit, take away, hire, employ or endeavor to employ any of the employees of the Company.

11.            Non-Disparagement.  Employee acknowledges and agrees that he will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company and its officers, directors, partners, executives or agents thereof in either a professional or personal manner at any time during or following his employment with the Company.  The Company agrees that its present and future officers, directors, partners, executives and agents will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of Employee in either a professional or personal manner at any time during or following his employment with the Company.

12.           Non-Competition.  Ancillary to the otherwise enforceable agreements set forth in this Agreement, Employee agrees that during his employment with the Company and for a period of two years following the termination of his employment, whether such termination occurs at the insistence of Employee or the Company for any reason, Employee may not compete directly or indirectly in any way with the business of Company anywhere in the Territory (defined below).  For purposes of this Agreement, “compete directly or indirectly in any way with the business of Company” means to become an employee, consultant, advisor, manager,  member, director of or beneficially own more than five percent of any individual, company or entity that competes with Company at the time of determination.  Employee agrees that the assertion or existence of any claim by Employee against the Company shall not be a defense to the enforcement of this Section by injunction or otherwise.  As used in this Agreement, “Territory” means the United States of America.

13.            Enforcement.  If Employee commits a breach, or threatens to commit a breach, of any of the provisions of Sections 9-12 of this Agreement, the Company shall have the right and remedy to have the provisions specifically enforced by any court having jurisdiction, it being acknowledged and agreed by Employee that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.  Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.  Accordingly, Employee consents to the issuance of an injunction, whether preliminary or permanent, consistent with the terms of this Agreement.  In addition, the Company shall have the right to cease making any payments or provide any benefits to Employee under this Agreement in the event he breaches or threatens to breach any of the provisions hereof.

14.            Blue Pencil.  If, at any time, the provisions of Sections 9-12 shall be determined to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration or scope of activity, this Agreement shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter and Employee and the Company agree that this Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ SECTIONS 9-12 OF THIS AGREEMENT AND HAS HAD THE OPPORTUNITY TO REVIEW ITS PROVISIONS WITH ANY ADVISORS AS HE CONSIDERED NECESSARY AND THAT EMPLOYEE UNDERSTANDS THIS AGREEMENT’S CONTENTS AND SIGNIFIES SUCH UNDERSTANDING AND AGREEMENT BY SIGNING BELOW.

15.           Entire Agreement.  This Agreement constitutes the complete agreement of the parties with respect to the subject matter hereof and supersedes any prior written, or prior or contemporaneous oral, understandings or agreements between the parties that relates in any way to the subject matter hereof.  This Agreement may be amended only in writing executed by the Company and Employee.

16.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives and successors of the Company and Employee.

17.           Notice.  Any notice required or permitted under this Agreement must be in writing and will be deemed to have been given when delivered personally, by telecopy or by overnight courier service or three days after being sent by mail, postage prepaid, to (a) if to the Company, to the Company’s principal place of business, or (b) if to Employee, to Employee’s residence or to Employee’s latest address then contained in the Company’s records (or to such changed address as such person may subsequently give notice of in accordance herewith).

18.           GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the Company and Employee have executed and delivered this Agreement as of the date first above written.

COPSYNC, INC. By: Name: Title: Randy Comer